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                                                                   EXHIBIT 10.23

                        Administrative Services Agreement

                                     between

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,

                                       and

                                   ALFS, INC.

This Administrative Services Agreement ("Agreement") is made effective as of JANUARY 1, 2002, between ALFS, INC. ("ALFS") and ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK ("ALICNY").

                                   WITNESSETH:

WHEREAS, ALICNY, a domestic New York life insurer, proposes to issue to the public certain variable insurance contracts (the "Contracts"); and

WHEREAS, ALFS, which is registered as a broker-dealer with the Securities and Exchange Commission, proposes to act as principal underwriter on an agency (best efforts) basis in the marketing and distribution of Contracts to be offered for sale by ALICNY; and

WHEREAS, ALICNY desires to obtain the services of ALFS as an underwriter and distributor of certain Contracts issued by ALICNY; and

WHEREAS, in that capacity ALFS will be required to perform certain services and to incur certain expenses in connection with the Contracts; and

WHEREAS, ALFS desires that ALICNY assume financial and administrative responsibility for these expenses and services.

NOW, THEREFORE, it is agreed as follows:

1.   OBLIGATIONS OF ALFS

     ALICNY appoints ALFS as the principal underwriter of and its exclusive representative for the distribution of the Contracts and ALFS agrees to use its best efforts to arrange for the sale of the Contracts by other registered broker-dealers and licensed insurance agencies. With the consent of ALICNY, ALFS may execute selling agreements with duly qualified broker-dealers and licensed insurance agents of ALICNY to offer and sell the Contracts. The selling agreements shall contain such terms, including but not limited to provisions for commissions, as ALICNY shall deem appropriate. There will be no secondary distribution

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     of the Contracts. It is further understood and agreed that ALFS, which is not licensed as an insurance agent, shall not be required to act as such pursuant to this Agreement.

2.   OBLIGATIONS OF ALICNY

     A.   COMMISSIONS

          ALICNY agrees to assume on behalf of ALFS responsibility for the processing and payment of sales commissions payable to authorized persons in connection with the marketing of the Contracts. Such commissions will be processed and paid as directed by, and on behalf of, ALFS in accordance with the applicable selling agreement then in effect with such persons. ALICNY will not exercise any discretion over the amount of the commissions, and such commissions paid by ALICNY will be a purely clerical and ministerial function and will be properly reflected on the books and records maintained by ALICNY on behalf of ALFS.

     B.   CONFIRMATIONS

          ALICNY will send on behalf of ALFS confirmations of transactions in connection with the marketing of the Contracts to contract owners in accordance with the provision of Rule 10b-10 under the Securities Exchange Act of 1934 (the "Exchange Act"), and such confirmations will indicate that they were sent on behalf of ALFS.

     C.   RECORDKEEPING

          ALICNY will maintain and preserve books and records on behalf of and as agent for ALFS that ALFS is required to maintain in connection with the OFFER and the Contracts, and all books and records relating to confirmation of transactions in compliance with Rules 17a-3 and 17a-4 under the Exchange Act. ALICNY agrees that all such books and records will remain the property of ALFS and will be subject to inspection by the Securities Exchange Commission and the National Association of Securities Dealers, Inc. ("NASD") in accordance with Sections 17 and 15A of the Exchange Act.

     D.   MARKETING

          All expenses in connection with the marketing and advertising of the Contracts shall be the responsibility of ALICNY and not ALFS. ALICNY shall furnish ALFS with currently effective prospectuses with respect to the Contracts in such quantities as ALFS shall reasonably require for distribution to broker-dealers. ALFS will not directly market the Contracts to the general public.

3.   EXPENSES AND COSTS

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     A.   ALICNY agrees, as the sole compensation payable by it with respect to services performed by ALFS pursuant to Section 2, to assume on behalf of ALFS responsibility for the costs described above and any other overhead and operating expense that may be directly incurred by ALFS in connection with the marketing and distribution of the Contracts. ALICNY further agrees to assume on behalf of ALFS responsibility for costs incurred by ALPS in connection with state and regulatory licensing fees and certain audit, legal and professional fees, which services may change FROM time to time. Any costs and expenses incurred directly by ALFS shall be billed to ALICNY. A statement, together with supporting information, shall be furnished to ALICNY within 30 days following the end of each calendar quarter, and ALICNY shall pay any undisputed amount within 15 days of receipt of such statement. Any allocation of costs and expenses shall be made consistent with New York Insurance Department Regulation No. 33

     B. Cost(s) shall mean ALFS' actual costs and expenses reasonably attributable to all services covered by this Agreement.

4.   BOOKS AND RECORDS

     A. Records supporting inter-company costs and expense charges paid by ALICNY pursuant to Section 3 shall be maintained by ALICNY and shall be available to ALFS upon request. All original documents and records relating to the operations of ALFS shall be the property of ALFS.

     B. Each party shall own, have custody of and keep its own general corporate records. Upon request, each party shall receive from the other party any of its records that are currently in the other party's possession.

     C. The parties agree to keep all records required by federal and state securities laws and state insurance laws, to maintain the books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transactions and to assist one another in the timely preparation of records. ALICNY shall furnish to ALFS any reports and information which ALFS may request for the purpose of satisfying its reporting and recordkeeping requirements under the federal and state securities laws or under the applicable rules of the NASD.

     D. The parties further agree that all records shall be subject to production and inspection at the request of any governmental or regulatory agency with jurisdiction over ALFS or ALICNY. Any records maintained by ALFS on behalf of ALICNY hereunder shall be maintained in accordance with New York Insurance Department Regulation No. 152.

5.   GENERAL PROVISIONS

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     A.   Either party may terminate this Agreement by giving the other party written notice of the date upon which termination shall take place.

     B. Each party shall be deemed an independent contractor and its personnel shall not be deemed to be the employees of any of the other parties solely by reason of this Agreement. ALICNY employees performing duties hereunder at all times during the term of this Agreement shall be in the employment, under the respective supervision and responsibility of ALICNY.

     C. This agreement shall no be assignable by either party except with the written consent of the other. Any assignment of this agreement shall be subject to non-disapproval by the New York Insurance Department pursuant to Section 1505 of the New York Insurance Law.

     D. Any dispute by the parties with respect to this Agreement shall be subject to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Unless otherwise agreed by the parties, the arbitration shall take place in the state of New York.

     E. This agreement replaces all prior agreements among the parties relating to the services and expenses covered herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and ratified by their duly authorized officers as of the day and year above written.


ALLSTATE LIFE INSURANCE COMPANY            ALFS, INC.
OF NEW YORK


BY: /s/ John Roger Hunter                  BY: /s/ Lisa A. Burnell
   ---------------------------                ---------------------------
TITLE:      V.P.                           TITLE:   AVP & Compliance Officer
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